UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2013

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2013, Trulia, Inc., a Delaware corporation (“Trulia”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Trulia, Market Leader, Inc., a Washington corporation (“Market Leader”), and Mariner Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Trulia (“Merger Sub”). Pursuant to the terms, and subject to the conditions, of the Merger Agreement, at the closing of the proposed transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into Market Leader (the “Merger”), and Market Leader will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Trulia.

The Merger Agreement was unanimously approved by the Board of Directors of each of Trulia and Market Leader, and Market Leader has agreed to convene a special meeting of its shareholders to consider and vote upon the Merger Agreement and the Merger. The Merger will be a taxable transaction for U.S. federal and applicable state and local income tax purposes.

Effect of the Merger on Market Leader Common Stock, Stock Options, Restricted Stock Units and Stock Appreciation Rights

At the effective time of the Merger, each outstanding share of Market Leader common stock (other than shares with respect to which dissenter’s rights are properly exercised or shares owned by Trulia, any of its subsidiaries or Market Leader) will be converted into the right to receive (i) 0.1553 of a share of Trulia common stock (the “Stock Consideration”) plus (ii) $6.00 in cash, without interest, and in each case subject to applicable withholding tax (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

In connection with the Merger, except as provided in the following paragraph, each outstanding Market Leader stock option, stock appreciation right and restricted stock unit held by a service provider of Market Leader who continues to be a service provider to Trulia, the surviving corporation in the Merger, or any of their respective subsidiaries (each such person a “continuing service provider”), will be assumed and converted into a corresponding equity award to purchase or acquire shares of common stock of Trulia. The terms of each assumed equity award will be the same except that the number of shares subject to each equity award and the per share exercise price, if any, will be adjusted by an exchange ratio formula set forth in the Merger Agreement. At its discretion, Trulia may elect to assume the remaining share reserve under Market Leader’s existing equity incentive plan at the time of the closing of the Merger.

Notwithstanding the foregoing, if the aggregate number of shares of Trulia common stock issued or issuable in the Merger (including shares of Trulia common stock issuable in respect of assumed Market Leader equity awards) exceeds 19.9% of the number of shares of Trulia common stock outstanding immediately prior to the effective time of the Merger (the “19.9% Threshold”), then certain vested Market Leader stock options and stock appreciation rights would not be assumed and instead would be terminated in exchange for a cash payment with respect to each share of Market Leader common stock underlying any such award equal to (i)

$6.00 plus (ii) the volume weighted average closing price of Trulia common stock for the ten (10) trading days immediately preceding (but not including) the date of the closing of the Merger (the “Closing Average”), multiplied by 0.1553 minus (iii) the per share exercise price of such award (the “Cash-Out”), net of applicable withholding taxes. If the per share exercise price of an award not assumed pursuant to this paragraph exceeds the sum of (i) and (ii), then such award would terminate without consideration.

In addition, if, following the Cash-Out, the aggregate number of shares of Trulia common stock issued or issuable in the Merger (including shares of Trulia common stock issuable in respect of assumed Market Leader equity awards) would still exceed the 19.9% Threshold, the aggregate Stock Consideration would be decreased to the minimum extent necessary such that the number of shares of Trulia common stock issued or issuable in the Merger (including shares of Trulia common stock issuable in respect of assumed Market Leader equity awards) would not exceed the 19.9% Threshold. In such event, the aggregate Cash Consideration would be increased by an amount equal to the product of (i) the amount of the reduction in the aggregate Stock Consideration multiplied by (ii) the Closing Average.

Other Terms and Conditions of the Merger Agreement

Market Leader and Trulia each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants of Market Leader to (i) convene a meeting of its shareholders to consider and vote upon the Merger Agreement and the Merger, (ii) subject to certain exceptions, have Market Leader’s Board of Directors recommend that the Market Leader shareholders approve the Merger Agreement, (iii) refrain from, among other things, (1) soliciting proposals relating to alternative business combination transactions and (2) subject to certain exceptions, entering into discussions or furnishing non-public information relating to alternative business combination transactions and (iv) subject to certain exceptions, conduct its business in the ordinary course and refrain from taking certain actions during the period between the date of the execution of the Merger Agreement and the consummation of the Merger.

The consummation of the Merger is subject to customary closing conditions, including, among others, (i) obtaining the approval of the shareholders holding a majority of the outstanding shares of Market Leader common stock, (ii) the effectiveness under the Securities Act of 1933, as amended, of the Registration Statement on Form S-4 relating to the issuance of the shares of Trulia common stock in the Merger, (iii) approval of the listing on the New York Stock Exchange of the shares of Trulia common stock to be issued in the Merger, (iv) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (v) absence of any law, regulation or order that that has the effect of making the Merger illegal or otherwise preventing the consummation of the Merger.

The Merger Agreement contains certain termination rights for both Trulia and Market Leader, including for the failure to consummate the Merger by October 31, 2013, the enactment, promulgation or issuance of any law, regulation or judicial order prohibiting consummation of the Merger, failure of Market Leader’s shareholders to approve the Merger Agreement, or breaches of representations, warranties or covenants by a party that result in the failure of certain conditions to closing being satisfied. In addition, Trulia has the right to terminate the Merger Agreement in the event that the Market Leader Board of Directors changes its recommendation in favor of the Merger Agreement, Market Leader breaches its non-solicitation and related covenants, and under certain similar circumstances. The Merger Agreement provides that in connection with the termination of the Merger Agreement under certain specified circumstances, Market Leader would be required to pay Trulia a termination fee of $15.0 million. In addition, under certain specified circumstances Market Leader would be required to reimburse Trulia’s transaction expenses (subject to a cap of $1.0 million).

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this Current Report on Form 8-K as Exhibit 2.01 and is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Market Leader or Trulia. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Market Leader or Trulia, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Market Leader and a prospectus of Trulia, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Market Leader and Trulia make with the Securities and Exchange Commission. The Merger Agreement contains representations and warranties made by Market Leader to Trulia and made by Trulia to Market Leader. The assertions embodied in the representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms. In particular, in reviewing the representations and warranties contained in the Merger Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a standard of materiality or material adverse effect different from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission and in some cases may be qualified by disclosures made by one party to the other which are not necessarily reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be relied upon as characterizations of the actual state of facts or condition of Market Leader or Trulia or any of their respective subsidiaries or affiliates.

Voting Agreement

In connection with entering into the Merger Agreement, Trulia and each of the directors and executive officers of Market Leader, in their individual capacities (collectively, the “Supporting Shareholders”), entered into voting agreements (the “Voting Agreements”) pursuant to which the Supporting Shareholders agreed to, among other things, vote their shares of Market Leader common stock (i) in favor of the approval of the Merger Agreement and (ii) against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement. In addition, the Supporting Shareholders agreed not to directly or indirectly transfer their respective shares of Market Leader common stock during the term of the Voting Agreement. Collectively, the Supporting Shareholders represent approximately 11.1% of Market Leader’s total shares outstanding.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the form of Voting Agreement which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01 Other Information.

On May 8, 2013, Trulia and Market Leader issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Trulia’s expectations, strategy, plans or intentions. Trulia’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the risk that Market Leader shareholders may fail to approve the merger agreement; the risk that required governmental approvals for the merger will not be obtained; the risk that Trulia and Market Leader will be unable to consummate the merger on the terms set forth in the merger agreement for any reason; the risk that the businesses will not be integrated successfully; the risk that synergies will not be realized or realized to the extent anticipated; the risk that Trulia following merger will not realize on its financing or operating strategies; the risk that litigation in respect of either company or the Merger could arise; and the risk that disruption caused by the Merger that make it difficult to maintain certain strategic relationships.

The forward-looking statements contained in this filing are also subject to other risks and uncertainties, including those more fully described in Trulia’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 4, 2013 and those that will be discussed in the Registration Statement on Form S-4 to be filed by Trulia with the Securities and Exchange Commission at a future date. The forward-looking statements in this filing are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It

This filing is being made in respect of a proposed business combination involving Trulia and Market Leader. In connection with the proposed transaction, Trulia will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes the preliminary proxy statement of Market Leader and that will also constitute a prospectus of Trulia. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Trulia may not sell the common stock referenced in the preliminary proxy statement/prospectus until the Registration Statement on Form S-4 filed with the Securities and Exchange Commission becomes effective. The preliminary proxy statement/prospectus and this filing are not offers to sell Trulia securities and are not soliciting an offer to buy Trulia securities in any state where the offer and sale is not permitted.

The definitive proxy statement/prospectus will be mailed to shareholders of Market Leader. TRULIA AND MARKET LEADER URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission by Trulia through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission can also be obtained on Trulia’s website at www.trulia.com.

Participants in the Acquisition of Market Leader

Trulia, Market Leader and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation of Market Leader shareholders in connection with the proposed transaction will be set forth in the Registration Statement on Form S-4 and proxy statement/prospectus described above when filed with the Securities and Exchange Commission. Additional information regarding Trulia’s executive officers and directors is included in Trulia’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 26, 2013, as amended on April 29, 2013, and additional information regarding Market Leader’s executive officers and directors is included in Market Leader’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 15, 2013. You can obtain free copies of these documents from Trulia or Market Leader using the contact information above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.01	Agreement and Plan of Merger, dated May 7, 2013, by and among Market Leader, Inc., Mariner Acquisition Corp. and Trulia, Inc.

99.1	Form of Voting Agreement, dated May 7, 2013, by and among Trulia, Inc. and each of the directors and executive officers of Market Leader, Inc. .

99.2	Joint press release issued by Trulia, Inc. and Market Leader, Inc. dated May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: May 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.01	Agreement and Plan of Merger, dated May 7, 2013, by and among Market Leader, Inc., Mariner Acquisition Corp. and Trulia, Inc.

99.1	Form of Voting Agreement, dated May 7, 2013, by and among Trulia, Inc. and each of the directors and executive officers of Market Leader, Inc.

99.2	Joint press release issued by Trulia, Inc. and Market Leader, Inc. dated May 8, 2013.

9